Exhibit 23.2

HAM,
  LANGSTON &
  BREZINA, L.L.P.
Certified Public Accountants

Family Room Entertainment Corporation:
1438 N. Gower Street Box 68
Building 35, Suite 535
Hollywood, CA 90028

As the Registrant’s former independent registered public accounting firm, we hereby consent to the incorporation by reference in this Annual Report on From 10-KSB of our report, dated October 15, 2006 relating to the financial statements of Family Room Entertainment Corporation as of June 30, 2006.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
October 12, 2007